EXHIBIT 16.2

19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

January 16, 2019

Securities and Exchange Commission
100 F Street, N.E. Washington, DC
20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated January 16, 2019, of Metwood, Inc. and are in agreement with the statements contained in paragraph two on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

L&L CPAS, PA

 www.llcpas.net